Exhibit 99.2(h)(v)

SALES INCENTIVE FEE AGREEMENT

[•], 2015

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated [•], 2015 (the “Underwriting Agreement”), by and among Tekla World Healthcare Fund (the “Trust”), Tekla Capital Management LLC (the “Adviser”) and each of the Underwriters named in Exhibit A thereto, with respect to the issue and sale of the Trust’s common shares of beneficial interest (the “Offering”), as described therein.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.                                      Fee.  In consideration of the services of the undersigned in offering advice relating to the sale and distribution of the Trust’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), the Adviser shall pay a fee to each of the undersigned in accordance with Schedule I hereto (the “Fee”).  The Fee shall be paid on the Closing Date.  The payment shall be made by wire transfer to the order of each of the undersigned.  The Adviser acknowledges that the Fee is in addition to any compensation each of the undersigned earns in connection with its role as an underwriter to the Trust in the Offering, which services are distinct from and in addition to the services rendered in connection with the advice described above.

2.                                      Term.  This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

3.                                      Indemnification.  The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.                                      Not an Investment Adviser; No Fiduciary Duty.  The Adviser acknowledges that the undersigned are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of the undersigned, and the undersigned are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.  Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between the undersigned and the Adviser.  In addition, nothing in this Agreement shall be construed to constitute each of the undersigned as the agent or employee of the Adviser or the Adviser as the agent or employee of each of the undersigned, and neither party shall make any representation to the contrary.  It is understood that each of the undersigned is engaged hereunder as an independent contractor solely to provide the services described above to the Adviser and that each of the undersigned is not acting as an agent or fiduciary of, and it shall not have any duties or liability to, the current or future partners, members or equity owners of the Adviser or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.  Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether the undersigned have advised or are currently advising the Adviser on related or other matters).

5.                                      Not Exclusive.  Nothing herein shall be construed as prohibiting the undersigned or their respective affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.                                      Assignment.  This Agreement may not be assigned by any of the undersigned without prior consent of the Adviser and this Agreement may not be assigned by the Adviser without prior written consent of each of the undersigned.

7.                                      Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.                                      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  No claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and the undersigned consent to the jurisdiction of such courts and personal service with respect thereto.  Each of the Adviser and the undersigned irrevocably waives all right to trial by jury in any proceeding (whether based upon contract, tort, or otherwise) in any way arising out of or relating to this Agreement.  The Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Adviser and may be enforced in any other courts to the jurisdiction of which the Adviser is or may be subject, by suit upon judgment.

9.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

[END OF TEXT]

This Agreement shall be effective as of the date first written above.

TEKLA CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Agreed and Accepted:

[QUALIFYING UNDERWRITERS]

By:
Name:
Title:

** Signature Page to the Joint Sales Incentive Fee Agreement **

SCHEDULE I

Underwriter	Fee

[QUALIFYING UNDERWRITERS]

Indemnification Agreement

[•], 2015

Ladies and Gentlemen:

In connection with the engagement of the undersigned (the “Banks”) to advise and assist the undersigned, Tekla Capital Management LLC (together with its affiliates, subsidiaries, successors and assigns, the “Company”), with respect to the matters set forth in the Sales Incentive Fee Agreement dated [•], 2015 between the Company and the Banks (the “Agreement”), in the event that any of the Banks, any of their respective affiliates, each other person, if any, controlling the Banks or any of their respective affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Banks and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation with respect to the Agreement, the Company will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith.  Counsel for the Indemnified Parties shall be chosen by the majority consent of the Banks.  As promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.  The Company may participate at its own expense in the defense of any such action; provided, however, that counsel to the Company shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties.  Neither the Company nor any member of the Company’s Board of

Directors shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of  fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Banks has been retained to perform services bears to the fees paid to each respective  Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Banks pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Banks, on the other hand.  The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Banks’ prior written consent.  The foregoing Indemnification Agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses reasonably incurred by the Company resulted solely from the gross negligence or willful misconduct of the respective Bank in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST ANY OF THE BANKS OR ANY INDEMNIFIED PARTY.  EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT.  THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Banks’ engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[END OF TEXT]

This Agreement shall be effective as of the date first written above.

Very truly yours,

TEKLA CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Agreed and Accepted:

[QUALIFYING UNDERWRITERS]

By:
Name:
Title:

** Signature Page to Joint Indemnification Agreement **